UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2012

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On October 17, 2012, Sensata Technologies Korea Ltd. ("Sensata Korea"), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the "Company"), entered into a voluntary separation agreement (the "Agreement") with its recently organized direct labor employees at its JinCheon, South Korea facility.
The Agreement, between Sensata Korea and the Korean Metal Workers' Sensata Sub-Branch, provides for a voluntary separation program under which Sensata Korea's employees working in its facility will cease employment on October 23, 2012 and enter into a contract labor agreement for a period of three months. The Agreement provides employees working in its facility as of the date of the Agreement a severance allowance.
The Agreement enables the Company to commit to the actions described under Item 2.05 of this Current Report on Form 8-K.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, translated in English, which is attached as Exhibit 10.1 and is incorporated in this report by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 17, 2012, Sensata Korea entered into the Agreement, described under Item 1.01, enabling the Company to commit to ceasing manufacturing at its South Korean facility and move its production lines to its higher volume facilities which are located close to its customers. The Company expects these actions to be completed in 2013.

As a result of these actions, the Company estimates a total pre-tax charge of $25 million to $30 million, including $12 million to $13 million of workforce reduction costs, and the remainder associated with facility exit and other costs. Of the total expected cost, approximately $22 million to $27 million will be cash expenditures.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1 Agreement, dated as of October 17, 2012, by and among Sensata Technologies Korea Ltd. and the Korean Metal Workers' Union*.

* Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application is being made to the Securities and Exchange Commission (the “SEC”) seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit is being filed separately with the SEC without redactions in connection with registrant’s confidential treatment request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: October 23, 2012	Name: Robert Hureau
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of October 17, 2012, by and among Sensata Technologies Korea Ltd. and the Korean Metal Workers' Union*.

* Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Application is being made to the Securities and Exchange Commission (the “SEC”) seeking confidential treatment of such confidential portions under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. This exhibit is being filed separately with the SEC without redactions in connection with registrant’s confidential treatment request.

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